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                                                                     EXHIBIT 5.1

                         [LATHAM & WATKINS LETTERHEAD]


                                 May 30, 2000

Tuboscope Inc.
2835 Holmes Road
Houston, Texas 77051

               Re:  Registration Statement on Form S-8
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Ladies and Gentlemen:

     In connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 2,930,644 shares (the "Shares") of common stock, par value $.01 per share, of Tuboscope Inc., a Delaware corporation (the "Company"), issuable under the Varco 1980 Employee Stock Purchase Plan, as amended, the Varco International 1990 Stock Option Plan, as amended and the Varco International Inc. 1994 Director's Stock Option Plan, as amended (collectively the "Plans" and individually a "plan") by the Company on a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission you have requested our opinion with respect to the matters set forth below.

     We have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

     We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, including statutory and reported decisional law thereunder, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

     Subject to the foregoing and in reliance thereon, we are of the opinion that, as of the date hereof, upon the issuance and sale of the Shares, each in the manner contemplated by the Registration Statement and in accordance with the terms of the applicable Plan, and subject to the Company completing all action and proceedings required on its part to be taken prior to the issuance of the Shares pursuant to the terms of the applicable Plan and the Registration Statement, including, without limitation, collection of required payment for the Shares, the Shares will be legally and validly issued, fully paid and nonassessable securities of the Company.

          This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose, without our prior written consent. We consent to your filing this opinion as an exhibit to the Registration Statement.

                                   Very truly yours


                                   /s/ Latham & Watkins

                                   LATHAM & WATKINS

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